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                                                                   Exhibit 10.8

                      HELLER FINANCIAL, INC.
                         101 Park Avenue
                     New York, New York 10178




Pivot Rules, Inc.
80 West 40th Street
New York, New York 10018

          re:  Amendments to Financing Agreements Between
               Heller Financial, Inc. and Pivot Rules, Inc.

Gentlemen:

          Reference is made to the various credit arrangements between Pivot Rules, Inc. (the "Company") and Heller Financial, Inc. ("Heller"), i.e., the Retail Collection Factoring Agreement, effective as of April 28, 1992 (the "Factoring Agreement"), the Letter of Credit Financing Agreement, dated April 28, 1992 (the "Financing Agreement"), the Collateral Installment Note in the face amount of $325,000, dated December 1994 (the "Term Loan"), the Stock Pledge, dated December 1994 (the "Stock Pledge") and the Overformula Advance Facility Agreement, dated August 21, 1996.

          You have requested Heller to waive certain provisions contained in such agreements and amend certain others in connection with a subordinated loan previously provided to the Company by a third party and a contemplated bridge financing and subsequent initial public offering by the Company. Heller hereby
(i) waives any objection to the promissory note in the face amount of $240,000, dated September 30, 1996, executed by the Company in favor of Edward H. Mank ("Mank") in the form annexed hereto as Exhibit A and the granting of a subordinated security interest in certain of the Company's assets referred to therein and consents to the same as if such consent were given as of September 30, 1996; (ii) consents to the Company's issuance of certain convertible subordinated secured promissory notes in the aggregate face amount of $1,500,000 (the "Bridge Notes") in substantially the form annexed to the Term Sheet, dated December 10, 1996 (the "Term Sheet"), as Exhibit A and the granting of a subordinated security interest in all of the Company's assets, other than accounts receivables factored to Heller, to the holders of the Bridge Notes, as evidenced by a security agreement in substantially the form of the security agreement annexed to the Term Sheet as Exhibit B; (iii) amends the Term Loan and terminates the Stock Pledge to relinquish its security interest in 18.65 shares of Common Stock, no par value, of the Company, with all other provisions of the Term Loan remaining in full force and effect; and (iv) amends section 8(l) of the Factoring Agreement to provide that (a) the change of ownership threshold of 40% specified therein shall be increased


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to 55%, and (b) from and after consummation of an initial public offering by the Company, no change of ownership of the Company's Capital Stock shall constitute an event of default thereunder, unless such change of ownership results from the acquisition, in one or a series of transactions by any individual or "group" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), other than Kenneth Seiff and/or his affiliates, of 50% or more of the outstanding capital stock of the Company, with all other provisions of the Factoring Agreement remaining in full force and effect.

                              HELLER FINANCIAL, INC.

                              By:/s/ John D. Carlson
                                 -----------------------------
                                 Name: John D. Carlson
                                 Title:  SVP


Accepted And Agreed:

PIVOT RULES, INC.

By:/s/ E. Kenneth Seiff
   ---------------------------------
       E. Kenneth Seiff
       President

Dated: December 18, 1996
       New York, New York